
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from SEC Form 10-Q and is qualified in its entirety by reference to such financial statements.  The referenced financial statements are unaudited but, in the opinion of Enterprise's management, reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation.
</LEGEND>
<CIK> 0000788784
<NAME> PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
<MULTIPLIER> 1000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   11,157,269
<OTHER-PROPERTY-AND-INVEST>                  2,789,792
<TOTAL-CURRENT-ASSETS>                       1,464,550
<TOTAL-DEFERRED-CHARGES>                     1,591,976
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                              17,003,587
<COMMON>                                     3,801,157
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                          1,623,640
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,424,797
<PREFERRED-MANDATORY>                          360,000
<PREFERRED>                                    384,994
<LONG-TERM-DEBT-NET>                         5,234,516
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 743,702
<LONG-TERM-DEBT-CURRENT-PORT>                  144,639
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                     53,283
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               4,657,656
<TOT-CAPITALIZATION-AND-LIAB>               17,003,587
<GROSS-OPERATING-REVENUE>                    4,497,183
<INCOME-TAX-EXPENSE>                           281,032<F1>
<OTHER-OPERATING-EXPENSES>                   3,338,721
<TOTAL-OPERATING-EXPENSES>                   3,618,080
<OPERATING-INCOME-LOSS>                        879,103
<OTHER-INCOME-NET>                             11,201<F1>
<INCOME-BEFORE-INTEREST-EXPEN>                 890,304
<TOTAL-INTEREST-EXPENSE>                       374,884
<NET-INCOME>                                   510,041
<PREFERRED-STOCK-DIVIDENDS>                     36,627
<EARNINGS-AVAILABLE-FOR-COMM>                  510,041
<COMMON-STOCK-DIVIDENDS>                       396,411
<TOTAL-INTEREST-ON-BONDS>                      328,993
<CASH-FLOW-OPERATIONS>                       1,047,258
<EPS-PRIMARY>                                     2.08
<EPS-DILUTED>                                     2.08

<F1>State Income Taxes of $5,853 and Federal Income Taxes for Other Income  of $1,673 were incorporated into this line item for FDS purposes.  In the referenced financial statements,
State Income Taxes are included in Taxes - Other and Federal Income Taxes for Other Income
are included in Other Income - Miscellaneous.

